UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 29, 2014
Date of Report (Date of earliest event reported)

ANWORTH MORTGAGE ASSET CORPORATION.
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13709	52-2059785
(Commission File Number)	(IRS Employer Identification No.)

1299 Ocean Avenue, Second Floor, Santa Monica, California	90401
(Address of Principal Executive Offices)	(Zip Code)

(310) 255-4493
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.       Submission of Matters to a Vote of Security Holders.

On May 22, 2014, Anworth Mortgage Asset Corporation (“Anworth”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). The following actions were taken at the Annual Meeting, for which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended:

1.	The six nominees proposed by the Board of Directors were elected as directors to hold office until the next annual meeting of stockholders or until their successors have been duly elected and qualified by the following final voting results:
Nominee	For	Against	Abstain

Lloyd McAdams	67,694,780	2,484,559	446,613
Lee A. Ault, III	69,059,879	1,115,640	450,433
Joe E. Davis	69,054,008	1,105,245	466,699
Robert C. Davis	69,074,595	1,090,961	460,396
Joseph E. McAdams	66,139,522	4,045,547	440,883
Mark S. Maron	69,163,906	1,016,997	445,049
None of the five nominees proposed by Western Investment LLC were elected as directors as indicated by the following final voting results:

Nominee	For	Against	Abstain

Paul R. DeRosa	19,220,460	N/A	158,395
Gregory R. Dube	19,226,665	N/A	152,190
Kenneth B. Dunn	19,226,660	N/A	152,195
Ronald Mass	19,203,628	N/A	175,227
Scott F. Richard	19,223,530	N/A	155,325
2.	The advisory vote to approve the compensation of our Named Executive Officers was approved. The proposal received the following voting results: 60,171,716 for; 17,317,539 against; and 12,515,552 abstentions.
3.	The approval of the adoption of the 2014 Equity Compensation Plan was approved. The proposal received the following voting results: 68,079,941 for; 21,047,822 against; and 877,044 abstentions.
4.	The ratification of the appointment of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 was approved. The proposal received the following final voting results: 88,419,491 for; 2,795,093 against; and 561,663 abstentions.

Item 9.01.       Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit 99.1

Press release dated May 29, 2014 announcing the final voting results of Anworth’s 2014 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANWORTH MORTGAGE ASSET CORPORATION

Date:	May 29, 2014	By:	/s/ Lloyd McAdams
Chief Executive Officer

EXHIBIT INDEX

Exhibit #	Description

99.1	Press release dated May 29, 2014 announcing the final voting results of Anworth’s 2014 Annual Meeting.